JOURNAL COMMUNICATIONS, INC.




                       Management Long Term Incentive Plan



                                      1994




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                          JOURNAL COMMUNICATIONS, INC.
                            MANAGEMENT LONG TERM PLAN


                                  Plan Purpose

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The purpose of the Journal Communications Inc. Management Long Term Plan is to:

o Motivate and drive management behavior to achieve results that will enhance the employee owners' investment over the long term.

o Reward the contribution made by key employees to the long term creation of shareholder value.

o Provide an long term incentive opportunity incorporating an appropriate level of risk that will enable the Company to attract, motivate and retain outstanding executives.

                                   Definitions

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The following words and phrases have the respective meanings indicated below unless a different meaning is plainly implied by the context:

o "Plan" means the plan set forth in this Journal Communications Inc. Management Long Term Plan, as it may be amended from time to time, and known as the "Management Long Term Plan."

o "Journal" means Journal Communications Inc., a multifaceted media communications company based in Milwaukee, Wisconsin, involved in newspaper publishing, commercial printing, broadcast operations. telecommunications, direct marketing and disk/CD-ROM and DVD duplication and fulfillment.

o    "Subsidiary" means any subsidiary that is part of Journal Communications
     Inc.

o "Compensation Committee" or "Committee" means a committee of non-employee individuals who have been appointed by the Board of Directors and authorized to assume designated responsibilities and perform designated functions in regard to executive compensation decisions.

o "Eligible employee" or "employee" or "participant" means any management employee of Journal Communications Inc. who is in a position designated by the CEO and approved by the Compensation Committee as eligible to receive an incentive award under the plan.

o "Performance Credit" refers to a unit of value awarded to each eligible participant used in determining the amount of his/her long term incentive bonus.

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o    "Performance Goals" refers to the levels of performance established for each performance measure.

o "Performance Credit Values" refers to the dollar value placed on a performance credit as the result of achieving a pre-determined performance goal. Minimum, midpoint, and maximum performance credit values range from $25 to $100. Performance Credits will have no value if performance fails to reach the minimum.

o    "CEO" means Chief Executive Officer.

o "Long Term Incentive award" or "award" or "incentive" means the amount to be paid in the form of cash, to an eligible employee pursuant to this Plan.

o "Performance Cycle" means a three-year period (36 months) beginning each January 1 and ending each December 31.

o "Compensation" is defined as the annualized base salary as of February 1st of each Plan Year.

                               Plan Administration

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o    The Plan shall be administered by the Compensation Committee appointed by the Board of Directors of Journal. A majority of the Compensation Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, or actions approved in writing by all members of the Compensation Committee, shall constitute the acts of the Compensation Committee.

o The Compensation Committee shall have sole authority and discretion, consistent with the provisions of this Plan, to:

     o    Approve participants eligible to participate in the Plan

     o    Approve at the beginning of each Performance Cycle

          o    Performance Credit Values at Minimum, Midpoint and Maximum

          o    Performance Credit Awards granted to each participant

          o Distribution of corporate and subsidiary Performance Credits to each participant

          o    Corporate and subsidiary performance measures and goals

     Establish and approve the performance credit values, performance credit awards, performance measures and goals for Journal's CEO.

     o    Approve incentive Planning Calendar

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     o    Approve at the end of each Performance Cycle

          o    The final value of the performance credits

          o Long term incentive awards and individual payments for all Plan participants

o The Compensation Committee shall have full authority and discretion to adopt rules and regulations to carry out the purposes and provisions of this Plan within the parameters defined by the Board of Directors. The Compensation Committee interpretation and construction of any provision of this Plan shall be binding and conclusive.

o The Committee will make decisions according to a majority vote and maintain a written record of its decisions and actions, but no member of the Committee shall act on any matter that has particular reference to such member's own interests under the Plan.

o All decisions and actions of the Compensation Committee shall be binding and conclusive.

o    All expenses of administering the Plan shall be borne by Journal.

                                  Plan Overview

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o    Performance cycles of three years are established as the performance period of the long term incentive plan to which the incentive awards relate. A new overlapping performance cycle begins at the start of each new calendar year,

o Performance credits are calculated based on the selection of a market multiple multiplied by the annualized base salary to determine the midpoint value for each eligible plan participant. The midpoint award value is divided by $100 to arrive at the number of performance credits to be granted.

o Performance credits are granted to each eligible participant prior to the beginning of the performance cycle. Performance credits for subsidiary presidents are granted in a combination of subsidiary and corporate performance credits while performance credits for corporate officers are granted in corporate performance credits only.

o Performance credit values are based on the achievement of pre-determined performance goals of the subsidiary and/or corporation. The value of these performance credits are set for the minimum, midpoint and maximum level of subsidiary and/or corporate performance goals based on a pre-determined performance measure(s). Performance measures and goals for the corporation and subsidiaries as well as performance values as set by the CEO and approved by the Compensation Committee for each eligible participant.

o Each participant's long term incentive award will be determined based on the degree to which three year performance at the subsidiary and/or corporate level is achieved at the

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     conclusion of the performance cycle. Based on the performance goal achieved at the end of the cycle, the performance credit's value will be determined and multiplied by the number of credits awarded to the participant at the beginning of the year to determine the long term award earned for that performance cycle.

o Participants' long term incentive awards will be calculated after the end of each performance cycle.

                          Eligibility and Participation

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o    The Compensation Committee is responsible for reviewing and approving the recommendations of the CEO regarding the eligibility and participation of employees in the Plan.

o Participation in the Plan is limited to key employees of Journal whose job responsibilities have a direct impact on the strategic goals of Journal.

o    Initial Plan participants include the following

     o    Chairman of the Board & CEO-- Journal Communications Inc.

     o    President -- Journal Communications Inc.

     o    Senior Vice President & CFO-- Journal Communications Inc.

     o    President -- Journal Sentinel Inc.

     o    President-- Journal Broadcast Group Inc. (Radio)

     o    President-- Journal Broadcast Group Inc. (Television)

     o    President-- Add Inc.

     o    President -- Norlight Telecommunications Inc.

     o    President -- IPC Communication Services Inc.

     o    President -- NorthStar Print Group Inc.

     o    President -- PrimeNet Marketing Services

     o    Senior Officers (as determined by the CEO)

     o    Other Key Executives (as determined by the CEO)

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                   Modification of Performance Credit Amounts
                                and Distribution

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o    The number of performance credits and the distribution between corporate and subsidiary performance units for eligible employees may be adjusted as those employees move in and out of positions. Generally, the following conventions will apply when these changes occur:

     o Eligible participants who are assigned to different eligible positions will be considered for purposes of this Plan to have become eligible for that position's performance credits as well as to be eligible to begin a new performance cycle in the year of promotion if it is in or before June 30th of that year. Eligible participants who start on or after July 1st would become eligible for that position's performance credits as well as begin a new performance cycle on the first day of the new calendar year. Long term incentive awards will be pro-rated proportionately between each position depending on the start date of the new position.

     o Non-eligible employees who are promoted and/or newly-hired into an eligible position must be in the position on or before June 20th of that year to become immediately eligible for the new position's performance credits and distribution, performance goals and performance goals. Non-eligible employees who are promoted and/or newly hired on July 1st become eligible on the first day of the new calendar year.

               Establishment of Performance Measures and Minimum,
                     Midpoint and Maximum Goals for the CEO

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o    Corporate performance measures, goals, performance credits and their values will be established for the CEO and approved by the Compensation Committee.

o Corporate and subsidiary performance measures and goals for all other eligible participants will be established by the CEO for approval by the Compensation Committee.

                        Determination of Incentive Awards

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o    Long term incentive awards are based on the value of performance credits multiplied by the number of performance credits awarded to each eligible participant. The amount of the incentive award may vary from the participant's midpoint incentive opportunity up to the maximum or down to the minimum of the incentive opportunity range if the performance of a particular component has exceeded or has not met its midpoint goal. Performance credits will have no value if performance fails to reach the minimum.

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     Incentive opportunity ranges between the minimum and the maximum will be interpolated for incentive award determination.

o The Compensation Committee will approve final value of the performance credits, the long term incentive awards and individual payments for all Plan participants.

                           Payment of Incentive Awards

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o    Long term incentive awards will be paid before the close of the first quarter, if practical, following the completion of the performance cycle to which the incentive award relates.

o The incentive awards will be paid in the form of cash or deferred at the request of each respective participant into Journal's Non-Qualified Deferred Compensation Plan.

                            Termination of Employment

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o    The Compensation Committee shall have the sole authority and discretion to make decisions regarding the payment of incentives for participants who terminate employment voluntarily or involuntarily during the performance cycle due to retirement, disability or for other reasons.

                        No Enlargement of Employee Rights

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o    Nothing contained in the Plan shall be deemed to give any Plan participant the right to be retained in the service of Journal or to interfere with the right of Journal to discharge, discipline or retire any participant at any time.

                      Modification and Changes to the Plan
                              and Incentive Awards

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o    The Compensation Committee may, at any time prior to the approval of the long term incentive awards, approve a modification or change to the performance measures and/or goals for any participant or participants. Such a change may be desirable in the interests of equitable treatment of the participants and Journal as a result of extraordinary or non-recurring events, changes in applicable accounting rules or principles, changes in Journals method of accounting, changes in applicable law, changes due to consolidation, acquisition, divestiture, reorganization or other changes in Journals structure, major changes in business strategy or any other change or a similar nature to any of the foregoing.

o The Committee has the right to modify the incentive awards based on the presence of extraordinary occurrences during the Performance Cycle. Extraordinary occurrences are those events which are outside the significant influence of Plan participants and would,

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     by their inclusion, cause a significant unintended effect, positive or negative, on the corporate or subsidiary performance results.

                         Relationship to Other Benefits

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o    No payment under the Plan shall be taken into account in determining any benefit under any pension, retirement, group insurance or other benefit plan of Journal or its subsidiaries except as otherwise specifically provided in the respective benefits plan agreement.

                          Limitation on Vested Interest

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o    The earning of long term incentive awards by eligible employees under this
     Plan is within the sole discretion of Journal in accordance with the terms of this Plan, and no eligible employee or other person has any legal right or vested interest in an incentive award under this Plan prior to the actual payment to the eligible employee as an incentive award.

          Indemnification of Board of Directors, Compensation Committee
               Members and Officers of Journal Communications Inc.

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o    Each member of the Board of Directors, Compensation Committee and/or
     Officer of .Journal Communications Inc. shall be indemnified by Journal against the reasonable expenses, including attorneys fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which such person may be a party by reason of any action taken or failure to act under or in connection with this Plan, and against all amounts paid by such person in settlement thereof (provided such settlement is approved by legal counsel selected or approved by Journal) or paid by such person in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding, that such Committee member is liable for gross misconduct; provided that within sixty (60) days after the institution of such action, suit or proceeding, such Committee member shall, in writing, offer Journal the opportunity, at its own expense, to handle and defend the same.

                       Plan Amendment and Discontinuation

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o    The Compensation Committee of Journal Communications Inc. may modify, suspend or terminate this Plan at any time.

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                           Effective Date of the Plan

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o    This Plan shall be effective with the Plan Year beginning January 1, 1994.

                               Plan Communication

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o    Each participant will be given a written description of the Management Long
     Term Plan. The description will provide details of the Plan including performance credit levels, performance levels, specific performance measures, goals and weightings, and the incentive opportunity associated with each performance level and measure.

o Participants will receive annual reports during the Performance Cycle with respect to the performance measures of the Plan. A final report regarding actual performance versus the Plan goals will be communicated within the first quarter of the fiscal year following the close of the Performance Cycle to which the Plan relates.




JOURNAL COMMUNICATIONS INC.

By:_______________________________

Date:_____________________________



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